UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2006

                                NANOSENSORS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)


                        COMMISSION FILE NUMBER: 000-51007
                                                ---------

                       NEVADA                                             20-0452700
                       ------                                             ----------
  (State or other jurisdiction of incorporation or           (I.R.S. Employer Identification No.)
                    organization)

                           1800 Wyatt Drive, Suite #2
                              Santa Clara, CA 95054
                              ---------------------
              (Address and zip code of principal executive offices)

                                 (408) 855-0051
                                 --------------
               (Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

NanoSensors, Inc. (the "Company") is commencing a private offering of up to $
1.5 million of Units of its securities consisting of shares of Common Stock and Common Stock Purchase Warrants ("Warrants"). The purchase price of each Unit will be equal to a negotiated discount (the "Purchase Price") to the current market price of the Company's stock. The Units will be offered to accredited investors, including certain current stockholders of the Company (the "Investors"). The Warrants will have an exercise price of $0.04 per share (the "Exercise Price"), exercisable for a period of 5 years and are redeemable under certain circumstances twelve months after an effective registration statement. The Investors will also be granted certain anti-dilution rights in the event the Company subsequently issues equity securities at a price below the Purchase Price. The Units proposed to be offered will not be registered under the Securities Act of 1933, as amended, (the "Act") and will be offered in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D, promulgated under the Act.

In addition, the Company will agree to file a registration statement with the Securities and Exchange Commission to register the Common Stock and the Common Stock underlying the Warrants within 40 days of the final closing of the offering. Sixty percent (60%) of the gross proceeds from the offering will be held in escrow until the registration statement is declared effective and the Company's authorized capital is increased as discussed below.

The Company may engage one or more registered broker-dealers to act as its selling agents in the offering. These selling agents will receive a commission equal to 10% of the total number of Units sold in the offering; a 3% non-accountable expense allowance; a right of first refusal for a period of 24 months after such offering and a warrant to purchase 20% of the Units sold at the offering at the Exercise Price for five years.

The Investors will also be granted a right of participation in any future financing by the Company for a period of 1 year from the effective date of the registration statement and must notify the Company within 5 business days thereof whether or not they intend to participate in such a transaction.

The Company intends to use the proceeds from the offering for working capital and payment of accrued compensation.

There can be no assurance that the Company will complete the offering on the anticipated terms, or at all. The Company's ability to complete the offering will depend, among other things, on market conditions. In addition, the Company's ability to complete this offering and its business are subject to risks described in the Company's filings with the Securities and Exchange Commission.

This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any the Company's securities, nor will there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The disclosure is being issued pursuant to and in accordance with Rule 135 of the Act.

8.01 Other Events

Upon consummation of the offering, the Investors will have the right to appoint one person, acceptable to the Company, to the Company's Board of Directors. The Company intends to expand the Board to include a majority of independent directors.

The Company further intends to reduce the exercise price on all Class A Warrants, of which there are currently 26,600,000 outstanding, to $0.01 for a period of 30 days. To facilitate the transactions disclosed in this Current Report the Company will seek the consent of a majority its shareholders to increase the amount of its authorized capital stock to 950 million shares of Common Stock. The Company also intends to seek shareholder approval for the adoption of Employee and Director Stock Option Plans.

Any statements contained herein that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, market acceptance, government regulation and regulatory approval processes, litigation, ability to obtain financing, competitive products, industry trends and other risks identified in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.


                                      ****


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                       NANOSENSORS, INC.

                       By: /s/  Ted Wong
                       ------------------------------------------------
                       Name:   Ted Wong
                       Title:  Chief Executive Officer and President
                       Date:   May 8, 2006